EXHIBIT 32.1
18 U.S.C. SECTION 1350 CERTIFICATIONS OF PRINCIPAL EXECUTIVE AND THE PRINCIPAL FINANCIAL OFFICER

In connection with the filing of this quarterly report on Form 10-Q of Herc Holdings Inc. (the "Company") for the quarterly period ended September 30, 2021 with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 21, 2021
		By:	/s/ LAWRENCE H. SILBER
Lawrence H. Silber Chief Executive Officer, President and Director (Principal Executive Officer)

Date:	October 21, 2021
		By:	/s/ MARK IRION
Mark Irion Senior Vice President and Chief Financial Officer (Principal Financial Officer)